                        NORCEN ENERGY RESOURCES LIMITED,

                       UNION PACIFIC RESOURCES GROUP INC.

                                  as Guarantor

                                       And

                        MONTREAL TRUST COMPANY OF CANADA

                                   as Trustee

--------------------------------------------------------------------------------

                          Fourth Supplemental Indenture
                          Dated as of February 27, 1998

                                       to

                                 Trust Indenture

                             Dated as of May 7, 1996

                  providing for the Guarantee of all Securities
                      be Issued or Previously Issued under
                               the Trust Indenture

--------------------------------------------------------------------------------

                          Fourth Supplemental Indenture
                                February 27, 1998

Between

                           NORCEN ENERGY RESOURCES LIMITED, a corporation incorporated under the laws of Canada and having its registered office at the City of Calgary in the Province of Alberta, Canada (the "Corporation"),

                                              - and -

                           UNION PACIFIC RESOURCES GROUP INC., a corporation incorporated under the laws of Utah, and having its principal office in Forth Worth, Texas, U.S.A. ("UPR")

                                              - and -

                           MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and duly authorized to carry on the trust business in each province of Canada (the "Trustee")

Whereas by a trust indenture (hereinafter referred to as the "Original Indenture") made as of May 7, 1996, between the Corporation and the Trustee provision was made for the issue of Securities of the Corporation in one or more series; and

Whereas under and in accordance with the terms of the Original Indenture, as supplemented and amended by a first supplemental indenture made as of May 22, 1996, a second supplemental indenture made as of June 26, 1996, and a third supplemental indenture made as of June 26, 1997, there have heretofore been issued three series of Securities (the "Issued Securities"); and

Whereas UPR intends, through its wholly-owned subsidiary Union Pacific Resources Inc. ("UPRI"), to purchase (the "Acquisition") all of the outstanding common shares in the share capital of the Corporation pursuant to a cash tender offer described in the Pre-acquisition Agreement, dated January 25, 1998, between UPR, UPRI and the Corporation; and

Whereas UPR desires to unconditionally and irrevocably guarantee the full and punctual payment of principal of and interest on the Securities (including the Issued Securities) when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities and any Coupons appertaining thereto, and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Original Indenture, as supplemented from time to time, and the Securities and any Coupons appertaining thereto; and

Whereas the Corporation is not in default under the Original Indenture, as supplemented; and


Whereas all necessary acts and proceedings have been done and taken and all necessary resolutions passed to authorize the execution and delivery of this Fourth Supplemental Indenture and to make the same legal and valid and binding upon the Corporation and UPR upon compliance with the conditions set forth herein; and

Whereas the foregoing recitals are made as representations and statements of fact by the Corporation and UPR and not by the Trustee;

Now Therefore This Fourth Supplemental Indenture Witnesses that, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

                                    Article 1
                         Amendment of Original Indenture

                  The Corporation, UPR and the Trustee hereby agree that the following provisions of this Fourth Supplemental Indenture supplement the Original Indenture with respect to all Securities issued or to be issued thereunder:

1.01 The Guarantee.

(a) UPR irrevocably and unconditionally guarantees (the "Guarantee") to each Holder of Securities and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Corporation under this Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Corporation under this Indenture and the Securities.

(b) UPR further agrees that the Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

(c) The obligations of UPR to make any payment hereunder may be satisfied by causing the Corporation to make such payment.

(d) UPR also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Guarantee.

1.02 Subrogation.

UPR shall be subrogated to any of the rights (whether contractual, under applicable laws or otherwise) of any Holder against the Corporation or any other Person or against any Holder for the payments in respect of any amounts to any Holder pursuant to the provisions of this Guarantee; provided, however, that UPR shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and any premium and interest on all the Securities of the same series shall have been paid in full.

                                    Article 2
                               Condition Precedent

2.01 Consummation of Acquisition

The obligations of the parties under this Fourth Supplemental Indentures are subject to the prior consummation of the Acquisition.

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                                                                               3

                                    Article 3
                            Miscellaneous Provisions

3.01 Confirmation of Original Indenture

The Original Indenture, as amended and supplemented by this Fourth Supplemental Indenture, is in all respects confirmed.

3.02 Acceptance of Trusts

The Trustee hereby accepts the trusts in this Fourth Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Original Indenture as supplemented by this Fourth Supplemental Indenture.

3.03 Governing Law

The Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable thereto and shall be treated in all respects as New York contracts, except as may be otherwise required by mandatory provisions of law. Notwithstanding the preceding sentence of this Section, the exercise, performance or discharge by the Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable thereto.

3.04 Headings

The headings of this Fourth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

3.05 Counterparts

This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; and all such counterparts together shall constitute but one and the same instrument.

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                                                                               4

IN WITNESS WHEREOF the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

NORCEN ENERGY RESOURCES LIMITED

By:   /s/  Robert J. Waters
      -------------------------------------
      Name:  Robert J. Waters
      Title: Treasurer

By:   /s/  Edward A. Leew
      -------------------------------------
      Name:  Edward A. Leew
      Title: Vice President Legal

UNION PACIFIC RESOURCES GROUP
INC.

By:   /s/  Joseph A. LaSala, Jr.
      -------------------------------------
      Name:  Joseph A. LaSala, Jr.
      Title: Vice President, General Counsel and
             Secretary

By:   /s/  Morris B. Smith
      -------------------------------------
      Name:  Morris B. Smith
      Title: Vice President and Chief Financial
             Officer

MONTREAL TRUST COMPANY OF
CANADA

By:   /s/  M. Rose Guidolin
      -------------------------------------
      Name:  M. Rose Guidolin
      Title: Assistant Vice President and Deputy
        General Manager Western Region
   Corporate Services

By:   /s/  Laura Leong
      -------------------------------------
      Name:  Laura Leong
      Title: Corporate Trust Officer

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    NORCEN ENERGY RESOURCES LIMITED,
                                             (Registrant)

Dated: March 4, 1998
                                    by
                                      -----------------------------------
                                      Name:
                                      Title: